SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 14, 2005

                            IDG CAPITAL HOLDINGS INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            DELAWARE                    000-50819
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)      (IRS EMPLOYEE
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                         801 Brickell Avenue, Suite 911
                              Miami, Florida 33131
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (305) 789-6605
                            (ISSUER TELEPHONE NUMBER)

                                Artcraft VI, Inc.
                              3650 SE Marine Drive
                       Vancouver, British Columbia V5S 4R6
                            (FORMER NAME AND ADDRESS)


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FORWARD LOOKING STATEMENTS

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

     Pursuant to the terms of a Stock Purchase Agreement, IDG Capital Holdings, LLC purchased 100,000 shares of the Company's issued and outstanding common stock from Scott Raleigh, the sole officer, director and shareholder of the Company. The total of 100,000 shares represents all of the Company's outstanding common stock. IDG Capital Holdings, LLC paid a total of $36,000 to Scott Raleigh for his shares. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

     o Scott Raleigh resigned as the Company's President, Chief Executive Officer, Chief Financial Officer and Secretary effective January 14, 2005.

     o Todd Buxton was appointed as the Company's President Chief Executive Officer, Chief Financial Officer, and Secretary as of January 14, 2005.

     o Further, Todd Buxton was appointed as the sole member of the Board of Directors of the Company.

     o Scott Raleigh then resigned as a member of the board of directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Scott Raleigh resigned as the Company's sole director effective as of January 28, 2005. The resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     Scott Raleigh resigned as the Company's President, Chief Executive Officer, Chief Financial Officer and Secretary effective January 14, 2005.

     Todd Buxton was appointed as the Company's Chief Executive Officer, Chief Financial Officer, President, Secretary and sole member of the Board of Directors as of January 14, 2005. Todd Buxton has an extensive management and marketing business background. He spent his first three years out of college working for a Major General Contractor/Construction Manager with and estimated business revenue over $500 million a year. In such capacity he was responsible for the marketing and public relations for the company and he gained valuable knowledge on how to estimate values on commercial properties and how commercial buildings are constructed from the ground up. His responsibilities also included reading and evaluating construction drawings as well as working closely with the management of other companies to develop deals and better understand the business side of commercial development & construction.

      After three years with the general contractor, Mr. Buxton worked for in a family business in the Information Technology Industry where he had the opportunity to continue to expand his business skills. He assisted his father in the expansion of the company from a single desk operation servicing a single state to a company now operating out of a 15,000 sq/ft facility in Ohio with a second office location in Palm Beach, Florida and business activities in eleven additional States. In such capacity, Mr. Buxton managed over (50) employees including, administrative staff, sales force, project managers, and operation managers.

No transactions occurred in the last two years to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits.

2.1 Stock Purchase Agreement dated as of January 14, 2005 between Scott Raleigh and IDG Capital Holdings, LLC.

                                 SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    IDG CAPITAL HOLDINGS INC.

                                    By: /s/ Todd Buxton
                                        --------------------------
                                            Todd Buxton
                                            CEO

Dated: February 1, 2005